UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2018

TACTILE SYSTEMS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37799	41-1801204
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1331 Tyler Street NE, Suite 200, Minneapolis, MN 55413

(Address of principal executive offices) (Zip Code)

(612) 355-5100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On December 6, 2018, our board of directors, upon the recommendation of our nominating and corporate governance committee of the board of directors, approved an amendment to our Fourth Amended and Restated Certificate of Incorporation to provide that the stockholders of our company may adopt, amend or repeal any provision of our Amended and Restated By-Laws by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, which charter amendment is subject to approval by our stockholders. Currently, at least 66.67% of the voting power of the outstanding shares is required for stockholders to adopt, amend or repeal any provision of the by-laws.

Our board has directed that the charter amendment be submitted for approval by our stockholders at our 2019 annual meeting of stockholders and will recommend that our stockholders approve the charter amendment at that meeting.

On December 6, 2018, our board also approved an amendment to the by-laws to permit our stockholders to adopt, amend or repeal any provision of the by-laws by a majority vote as set forth above. The by-laws amendment is subject to the approval of the charter amendment by our stockholders and will be effective upon the effectiveness of the filing relating to the charter amendment with the Secretary of State of the State of Delaware.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTILE SYSTEMS TECHNOLOGY, INC.

Date: December 11, 2018	By:	/s/ Brent A. Moen
Brent A. Moen
Chief Financial Officer

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